                                                                     Exhibit 5.1

                            SACHNOFF & WEAVER, LTD.
                       30 South Wacker Drive, 29th Floor
                            Chicago, Illinois  60606


                                January 31, 2000

USFreightways Corporation
9700 Higgins Road, Suite 570
Rosemont, Illinois 60018

Dear Ladies and Gentlemen:

     We have acted as counsel to USFreightways Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "Commission"), relating to the proposed sale of up to $400,000,000 principal amount of debt securities (the "Debt Securities") of the Company. We have examined the Registration Statement, and we have reviewed such other documents and have made such further investigations as we have deemed necessary to enable us to express the opinion hereinafter set forth.

     We hereby advise you that in our opinion, when the Registration Statement becomes effective under the Act, the indenture relating to the Debt Securities (the "Indenture") has been duly authorized, executed and delivered and the Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights and to general equity principles.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinions" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                       Very truly yours,

                                       /s/ Sachnoff & Weaver, Ltd.
                                       ----------------------------
                                       SACHNOFF & WEAVER, LTD.